United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2010

Laclede Gas Company
720 Olive Street
St. Louis, Missouri 63101
314-342-0500

______________

(Exact name of registrant as specified in its charter)
(Address of principal executive offices, including zip code)
(Registrant’s telephone number including area code)

Missouri ______________________	1-1822 ______________________	43-0368139 ______________________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 8.09  Other Events.

On March 12, 2010, Laclede Gas Company received notice from the Missouri Secretary of State that its amendment to Article III-A of its articles of incorporation became effective March 1, 2010.  Under the amendment, Article III-A allows the Laclede Gas Company Board of Directors discretion to determine the terms of a series of preferred stock upon the creation of each series.  Previously, Article III-A specified terms for preferred stock, including cumulative dividends and the terms for such accumulation, record dates, payment dates for dividends, redemption requirement, limitations on the redemption and liquidating prices, notice requirements, default terms that trigger voting rights along with the resulting terms of those voting rights, and restrictions on the ability to amend the Articles or create or increase preferred shares while any preferred shares are outstanding.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

3.1           Amended Article III-A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LACLEDE GAS COMPANY
Date: March 12, 2010	By:	/s/ M. D. Waltermire
M. D. Waltermire Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Amended Article III-A to Laclede Gas Company articles of incorporation.